As filed with the Securities and Exchange Commission on September 1, 2016

Registration No. 333-193825
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-193825
UNDER
THE SECURITIES ACT OF 1933

FIDELITY NATIONAL FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1725106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

601 Riverside Avenue Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip code)

Fidelity National Financial, Inc. Amended and Restated LPS Omnibus Incentive Plan
(Full title of the plan)
Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary
601 Riverside Avenue
Jacksonville, FL 32204
(Name and address of agent for service)
(904) 854-8100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-193825) filed with the Securities and Exchange Commission on February 7, 2014, which registered the offering of up to 7,535,926 shares of Class A Common Stock, $0.0001 par value per share (the “Common Stock”), of Fidelity National Financial, Inc. (the “Company”), issuable pursuant to the Fidelity National Financial, Inc. Amended and Restated LPS Omnibus Incentive Plan (the “Registration Statement”).
The Company has terminated the offering of its securities pursuant to the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 in accordance with the undertakings of the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, all unsold securities reserved for issuance and registered for sale under the Fidelity National Financial, Inc. Amended and Restated LPS Omnibus Incentive Plan, including any additional securities to be offered or issued in connection with stock splits, stock dividends, recapitalizations or similar transactions.
The Company hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

Item 8.	Exhibits
Unless otherwise indicated below as being incorporated herein by reference to another filing with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

24.1	Power of Attorney (previously filed).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida on September 1, 2016.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on September 1, 2016.

Signature	Title

*	Chief Executive Officer (Principal Executive Officer)
Raymond R. Quirk

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Anthony J. Park

*	Director and Chairman of the Board
William P. Foley, II

*	Director
Douglas K. Ammerman

*	Director
Willie D. Davis

*	Director
Thomas M. Hagerty

/s/Janet Kerr	Director
Janet Kerr

*	Director
Daniel D. (Ron) Lane

*	Director
Richard N. Massey

*	Director
John D. Rood

*	Director
Peter O. Shea, Jr.

*	Director
Cary H. Thompson

*	Director
Frank P. Willey

*By:	/s/Michael L. Gravelle
Michael L. Gravelle,
as Attorney-in-fact